Exhibit 99.1

American Shared Hospital Services Announces Changes to Board of Directors

Ernest A. Bates, M.D., Founder and Former Chairman and CEO of AMS, becomes Consultant

SAN FRANCISCO, CA, December X, 2021 ‒ American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services, today announced changes to its Board of Directors (the “Board’). The changes, detailed below, will result in five total Board members, one less than currently.

●	The Board has elected two new directors, Kathleen Miles and Vicki L. Wilson, effective December 28, 2021.

●	Sandra A. J. Lawrence resigned from the Board, effective December 24, 2021.

●	Ernest A. Bates, M.D. and David L. Larson, M.D. resigned from the Board, effective December 28, 2021. Dr. Bates and Dr. Larson will both become consultants to the Company.

Ray Stachowiak, Chief Executive Officer, commented, “I would like to welcome our newest Board members, Vicki Wilson and Kathleen Miles. I look forward to working with them. I would also like to thank Dr. Bates, Dr. Larson and Sandra Lawrence for their many contributions to AMS. I would like to especially recognize Dr. Bates, who was the founder and visionary of American Shared Hospital Services and successfully led the Company for many years. We’re glad we’ll continue to have his wise counsel in his new role as a consultant, as well as that of David Larson, who has been a longtime Board member.”

Kathleen Miles currently serves as Chief Counsel, Public Finance, of The PNC Financial Services Group, Inc. Ms. Miles has over 20 years of experience in public finance as both a lawyer and a regulator. She earned a Bachelor of Arts in Government from Radcliffe College of Harvard University and a Juris Doctor from the University of Virginia School of Law. Ms. Miles will be a member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

Vicki L. Wilson currently serves as Deputy Director, Finance and Administration and Chief Fiscal Officer of the State of Illinois Department of Public Health. Ms. Wilson has held numerous positions in finance, risk management and accounting in the public and private sectors, including with organizations and entities in healthcare. She earned a Bachelor of Arts in Mathematics from Wesleyan University, a Master’s in Business Administration from Harvard Business School and a Master’s in Public Health, Health Care Administration, from Yale University. Ms. Wilson will serve as Chair of the Company’s Audit Committee and will be a member of the Compensation and Nominating and Corporate Governance Committees.

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services is a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services. AMS is a world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations, and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT, IMRT and MR/LINAC systems. For more information, please visit: www.ashs.com .

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risks of the COVID-19 pandemic and its effect on the Company’s business operations and financial condition, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its quarterly report on Form 10-Q for the three months ended March 31, 2021, June 30, 2021, and September 30, 2021, and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 25, 2021.

Contacts:

American Shared Hospital Services
Ray Stachowiak
Chief Executive Officer
rstachowiak@ashs.com

Investor Relations
PCG Advisory
Stephanie Prince
P: (646) 863-6341
sprince@pcgadvisory.com